UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 18, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

(Exact name of Registrant as specified in its charter)

Ireland	001-31560	98-0648577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On June 18, 2014, Seagate Technology plc gave notice of the completion of the cash tender offers by its wholly owned subsidiary, Seagate HDD Cayman (“HDD Cayman”), previously announced on May 20, 2014 (the “Tender Offers”), to purchase up to an aggregate combined principal amount of $300 million (the “Maximum Tender Amount”) of the outstanding 7.000% Senior Notes due 2021, CUSIP number 81180WAF8 (the “2021 Notes”) and the outstanding 6.875% Senior Notes due 2020, CUSIP number 81180WAD3 (the “2020 Notes” and, together with the 2021 Notes, the “Notes”). The Tender Offers expired at 11:59 p.m., New York City time, on June 17, 2014.

As previously announced, on June 4, 2014, HDD Cayman exercised its early purchase option and accepted for purchase approximately $277.5 million aggregate principal amount of the 2021 Notes tendered and not withdrawn prior to the early tender date of 5:00 p.m., New York City time, on June 3, 2014 (the “Early Tender Settlement”).

As of the expiration of the Tender Offers at 11:59 p.m., New York City time, on June 17, 2014, HDD Cayman had received tenders for an aggregate principal amount of approximately $277.5 million of the 2021 Notes and an aggregate principal amount of approximately $252.4 million of the 2020 Notes. Because the aggregate combined principal amount of Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offers exceeds the Maximum Tender Amount, the Notes accepted for purchase are subject to proration based on the Acceptance Priority Levels and proration procedures described in the Offer to Purchase. As a result, HDD Cayman has accepted for purchase no additional 2021 Notes and approximately $22.5 million aggregate principal amount of 2020 Notes validly tendered (and not validly withdrawn). Combined with the 2021 Notes previously purchased in the Early Tender Settlement, HDD Cayman has accepted for purchase an aggregate principal amount of $277.5 million 2021 Notes and $22.5 million 2020 Notes. In accordance with the terms of the Tender Offers, HDD Cayman will pay a tender offer price of $1,058.74 per $1,000 principal amount of 2020 Notes that have been accepted for payment following expiration of the Tender Offers plus a premium of $30 per $1,000 principal amount of 2020 Notes that were validly tendered (and not validly withdrawn) at or before 5:00 p.m., New York City time, on June 3, 2014. All Notes accepted for payment will also receive accrued and unpaid interest from the last interest payment date to, but not including, the Final Settlement Date. The Final Settlement Date for such 2020 Notes is June 18, 2014.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Seagate Technology Announces Successful Completion of Cash Tender Offers for Outstanding 7.000% Senior Notes Due 2021 and 6.875% Senior Notes Due 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

By:	/s/ KENNETH M. MASSARONI
Name:	Kenneth M. Massaroni
Title:	Executive Vice President, General Counsel, Chief Administrative Officer and Company Secretary

Date: June 18, 2014

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